EX-99.f AMEND DEFF COMP
                                                                  Exhibit (f)(2)


                              FIRST AMERICAN FUNDS

                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
                                SUMMARY OF TERMS
                            [Amended September 2002]

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                     Eligibility                        o    All directors of the First American Fund
                     -----------                             family that are not employees of U.S. Bancorp

ACCOUNT CREDITS                                         o    Credits are equal to the amount of annual
                                                             retainer and meeting fees that the Director
                                                             elects to defer into the plan

ENROLLMENT                                              o    Written  election must be made before first
                                                             day of the calendar year affected

                                                        o    Enrollment elections remain in effect
                                                             until the end of the year in which the
                                                             Director revokes or modifies the election

                                                        o    Investment elections may be changed
                                                             quarterly.

MINIMUM ELECTION                                        o    Directors must elect to defer at least
                                                             $10,000 into the plan in any year in which the
                                                             Director elects to participate

ACCOUNT ADJUSTED VALUE                                  o    Account value is adjusted as if invested
                                                             (in 10% increments) in selected menu of
                                                             open-end First American Funds designated by
                                                             the Director

                                                        o    Annual election applies to future
                                                             contributions and existing Account balances

                                                        o    Accounts are rebalanced when a new investment
                                                             election is made. In addition, if no new
                                                             investment election is made for the start of a
                                                             year, existing Account is rebalanced to prior
                                                             year's election.

VESTING                                                 o    All amounts are 100% vested

FORM OF DISTRIBUTION                                    o    Cash or In-kind

                                                        o    Three forms are available:
                                                        o    Five substantially equal annual
                                                             installments
                                                        o    Ten substantially equal annual installments
                                                        o    Single lump sum

WHEN DISTRIBUTIONS COMMENCE                             o    As soon as administratively feasible following
                                                             the Director's:
                                                        o    Death
                                                        o    Removal or resignation from the Board
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INCOME DEFERRAL                                         o    Tax is deferred until distribution is available
                                                        o    Distributions are ordinary income

OBLIGATION OF THE COMPANY                               o    Accounts under the plan are obligations of the
                                                             Funds

ASSIGNMENT                                              o    Account cannot be assigned or pledged

BENEFICIARIES                                           o    Director may designate beneficiaries to
                                                             receive Account after death

ADMINISTRATION                                          o    Administered by U.S. Bancorp Asset
                                                             Management, Inc.
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